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                   EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

                                      Between

                               CIRCUIT HOLDINGS, LLC
                                        and

                               TTM TECHNOLOGIES, INC.



                             Dated as of ______ __, 2000





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              EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT"), dated as of ______ __, 2000, between CIRCUIT HOLDINGS, LLC ("CIRCUIT"), a Washington limited liability corporation and TTM TECHNOLOGIES, INC. ("TTM"), a Washington corporation formerly known as "Pacific Circuits, Inc."

              WHEREAS, Circuit has elected to be treated as a C corporation for income tax purposes; and

              WHEREAS, TTM is planning to undertake an initial public offering of its common stock ("IPO"), the parties have determined that:

              WHEREAS, in order to enhance the marketability of the common stock of TTM by reducing the amount of stock of TTM held by Circuit, the members of Circuit and the Boards of Directors of TTM have determined Circuit undertake a reorganization into TTM (the "REORGANIZATION") followed by a distribution by Circuit of 10.6 percent of the stock of TTM to its members thereby so as to reduce Circuit's post-IPO ownership interest in TTM to 50.1 percent.

              NOW, THEREFORE, in consideration of the mutual agreements contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, Circuit and TTM hereby agree as follows:

              SECTION 1. THE TRANSFER OF TTM COMMON STOCK. On the date hereof, upon the terms and conditions of this Agreement, Circuit will transfer all of its property, which is comprised of shares of common stock of TTM, to TTM in exchange for newly-issued shares of common stock of TTM (the "TTM NEW COMMON STOCK"). TTM will hold the shares of common stock transferred from Circuit as treasury shares.

              SECTION 2. PARTNERSHIP ELECTION. Effective as of the date hereof, Circuit will elect to be treated as a partnership for federal income tax purposes.

              SECTION 3. DISTRIBUTION. Circuit will distribute approximately 10.6% of the TTM New Common Stock to its members.

              SECTION 4. TAX TREATMENT. The parties intend that the Reorganization shall be treated for federal and state income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

              SECTION 5. REPRESENTATIONS AND WARRANTIES OF CIRCUIT. As an inducement to TTM to enter into this Agreement, Circuit hereby represents and warrants to TTM as follows:

              (a) Circuit is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

              (b) The execution and deliver of this Agreement by Circuit, the performance by Circuit of its obligations hereunder and the consummation by Circuit of the transactions

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contemplated hereby have been duly authorized by all requisite action on the part of Circuit and its members, in accordance with the WBCA and its incorporation documents.

              (c) This Agreement has been duly executed and delivered by Circuit and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Circuit enforceable against Circuit in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

              (d) The execution, delivery and performance of this Agreement by Circuit do not and will not (i) violate, conflict with or result in the breach of any provision of organization documents of Circuit or (ii) conflict with or violate any law or governmental order applicable to Circuit or any of its assets, properties or businesses.

              SECTION 6. REPRESENTATIONS AND WARRANTIES OF TTM. As an inducement to Circuit to enter into this Agreement, TTM hereby represents and warrants to Circuit as follows:

              (a) TTM is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

              (b) The execution and deliver of this Agreement by TTM, the performance by TTM of its obligations hereunder and the consummation by TTM of the transactions contemplated hereby have been duly authorized by all requisite action on the part of TTM and its Directors, in accordance with the Washington Business Corporations Act ("WBCA")s and its organizational documents.

              (c) This Agreement has been duly executed and delivered by TTM and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of TTM enforceable against TTM in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

              (d) The execution, delivery and performance of this Agreement by TTM do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of TTM or (ii) conflict with or violate any law or governmental order applicable to TTM or any of its assets, properties or businesses.

              SECTION 7. FURTHER ASSURANCES. Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

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              SECTION 8.  GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed entirely within the State.

              SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute the same agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereto duly authorized.



                                   CIRCUIT HOLDINGS, LLC


                                   By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   TTM TECHNOLOGIES, INC.


                                   By:
                                          ------------------------------------
                                          Name:
                                          Title:

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              I, Stacey M. Peterson, Secretary of TTM (as defined in
this Agreement), DO HEREBY CERTIFY that this Agreement was duly adopted by the written consent of the stockholders of TTM as of ____________
_______, 2000.

              IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 2000.



                                          ------------------------------------
                                                        Secretary





              I, Jeffrey Goettman, authorized representative of Circuit (as defined in this Agreement), DO HEREBY CERTIFY that this Agreement has been adopted by the written consent of the stockholders of Circuit as of _______, 2000.

              IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _____________, 2000.



                                          ------------------------------------
                                              Authorized representative of
                                                  Circuit Holdings, LLC